UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2023

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-13468	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Third Avenue
Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2023, Expeditors International of Washington, Inc. (the “Company” or "Expeditors") named Blake R. Bell, President, Global Products as the Company’s new President, Global Services. The Company also named Kelly Blacker, Senior Vice President of Global Air as the Company’s new President, Global Products. Both appointments will be effective January 1, 2024.

Mr. Bell joined Expeditors in September 1995 and was promoted to District Manager in January 2001. Mr. Bell was elected to Regional Vice President in May 2014, and Senior Vice President of Global Transcon in October 2015. On February 17, 2023, Mr. Bell was promoted as President, Global Products. In his new role as President, Global Services, Mr. Bell will succeed Daniel R. Wall, who was appointed President Global Geographies and Operations, as previously announced on October 5, 2023.

Ms. Blacker joined Expeditors in 1994 and, upon completion of the Company’s Management Trainee program in 1996, worked in route development for the Middle East and the U.S. She continued to excel and was promoted to Columbus District Manager in 2004 and Memphis District Manager in 2007, and then to Atlanta Gateway Branch Manager in 2011. Ms. Blacker was named Regional Vice President of the U.S. Mid-Atlantic region in 2015. Ms. Blacker was promoted to her current role as Senior Vice President of Global Air in May 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	November 2, 2023	By:	/S/ Bradley S. Powell
Bradley S. Powell, Senior Vice President and Chief Financial Officer